UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2013

MISCOR GROUP, LTD.

(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nave Road, SE, Massillon, Ohio	44646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (330) 830-3500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 23, 2013, MISCOR Group, Ltd. (“MISCOR”) and Integrated Electrical Services, Inc. (“IES”) issued a joint press release announcing the merger consideration to be paid by IES to MISCOR shareholders in connection with the merger of MISCOR into IES Subsidiary Holdings, Inc. (“Merger Sub”), a wholly-owned subsidiary of IES, pursuant to the Agreement and Plan of Merger, dated as of March 13, 2013, by and among MISCOR, IES and Merger Sub, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 10, 2013 (collectively, the “Merger Agreement”).

At the effective time of the merger, each outstanding share of MISCOR common stock will be converted into the right to receive, at the election of the holder, either 0.3118 shares of IES common stock or cash consideration of $1.48, subject to the maximum cash amount payable under the Merger Agreement. The deadline for elections will be 5:00 p.m., New York time, on September 10, 2013. Any MISCOR shareholder that does not make a valid election prior to the election deadline will be deemed to have elected to receive, and will be paid, the stock consideration, under the terms of the Merger Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Information for Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, IES has filed with the Securities and Exchange Commission (the “SEC”), and the SEC has declared effective, a registration statement on Form S-4 that includes a joint proxy statement of IES and MISCOR that also constitutes a prospectus of IES regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF IES AND MISCOR ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING IES, MISCOR AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus has been sent to security holders of IES and MISCOR seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by IES and MISCOR with the SEC at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements or other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for additional information on its public reference room.

The joint proxy statement/prospectus and such other documents (relating to IES) may also be obtained from IES for free from IES’ web site at www.ies-corporate.com or by directing a request to: Integrated Electrical Services, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056, Attention: Investor Relations, or by phone at (713) 860-1500. The joint proxy statement/prospectus and such other documents (relating to MISCOR) may also be obtained from MISCOR for free from MISCOR’s web site at www.miscor.com or by directing a request to: MISCOR Group, Ltd., 800 Nave Rd., SE, Massillon, Ohio 44646, Attention: Investor Relations, or by phone at (330) 830-3500. Information on the IES and MISCOR websites or any other website is not incorporated by reference herein.

Participants in the Solicitation

IES, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from IES’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction is contained in the joint proxy statement/prospectus filed with the SEC.

MISCOR, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from MISCOR’s stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction is contained in the joint proxy statement/prospectus filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Integrated Electrical Services, Inc. and MISCOR Group, Ltd. dated August 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR GROUP, LTD.

Date: August 23, 2013	By:	/s/ Marc Valentin
	Name:	Marc Valentin, CPA, CGMA
	Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Integrated Electrical Services, Inc. and MISCOR Group, Ltd. dated August 23, 2013

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